UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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THE NEW GERMANY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[letterhead of director]

[date]

[name & address of stockholder representative]

Re:	New Germany Fund

Dear ____________:

I am enclosing copies of the New Germany Fund solicitation material.  We are fighting our annual battle with Phillip Goldstein as regards the election of directors for the Fund.  Last year we won by a small margin (assuming the contesting slate were qualified under the bylaws to become directors, which they were not).  This year we expect the vote may again be close.

The Fund’s records show [stockholder representative] holding ____ shares as of [date].  We do not know if these numbers are still correct.  Last year [stockholder representative]’s clients did not vote any of their shares.  If there is any way to persuade your client shareholders to cast their votes, it would be greatly appreciated.  The Fund’s record has been outstanding and the stock has gone up substantially in the last year.  We urge you to read the Fund’s proxy statement before making your decision.

Thanks for your help.

With kindest regards,

Yours truly,

[director]